Exhibit 5.1

March 25, 2010

Dyax Corp.

300 Technology Square

Cambridge, MA  02139

Ladies and Gentlemen:

We are furnishing this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) of Dyax Corp. (the “Company”), a Delaware corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, covering the registration of 1,050,854 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share to be offered by the Company.  The Registration Statement incorporates by reference the contents of the registration statement on Form S-3 (File No. 333-148317) declared effective by the Commission on January 7, 2008, including the prospectus contained therein as supplemented by one or more prospectus supplements (the “Prospectus”).

We have acted as your counsel in connection with the preparation of the Registration Statement.  We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares.  We have made such examination as we consider necessary to render this opinion.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefore as set forth in the Prospectus, will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting Delaware General Corporation Law, and the federal laws of the United States.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

EDWARDS ANGELL PALMER & DODGE LLP

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